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                                                                     EXHIBIT 5.1
                                 April 29, 1998



RPM, Inc.
2628 Pearl Road
P.O. Box 777
Medina, Ohio  44258



            We are familiar with the proceedings taken by RPM, Inc., an Ohio corporation (the "Company"), with respect to 1,812,500 Common Shares (the "Shares"), to be sold by a certain selling shareholder (the "Selling Shareholder"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended. In this connection, we have examined the Amended Articles of Incorporation and the Code of Regulations of the Company, each as currently in effect, records of proceedings of the Board of Directors of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein.

            Based upon our examination and inquiries, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

            We are attorneys licensed to practice law in the State of Ohio. The opinions expressed herein are limited solely to the laws of the State of Ohio and we express no opinion under the laws of any other jurisdiction.

            This opinion is delivered to you solely in connection with the filing of the Registration Statement with respect to the Shares, and this letter and the opinion stated herein may not be relied upon for any other purpose or by any persons other than the Directors and executive officers of the Company.

            We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption "Validity of Shares."

                                      Very truly yours,


                                      /s/ CALFEE, HALTER & GRISWOLD LLP
                                      ---------------------------------
                                      Calfee, Halter & Griswold LLP